SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

LANDSTAR SYSTEM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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LANDSTAR SYSTEM, INC.
13410 Sutton Park Drive South
Jacksonville, Florida 32224

March 22, 2010

To the Stockholders of Landstar System, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders of Landstar System, Inc., on Thursday, April 29, 2010, at 9:00 a.m., local time, to be held in the first floor conference room of the principal offices of Landstar System, Inc., at the address above. A notice of meeting, a proxy card, the 2009 Annual Report on Form 10-K and a Proxy Statement containing information about the matters to be acted upon are enclosed. It is important that your shares be represented at the meeting. Accordingly, I urge you to sign and date the enclosed proxy card and promptly return it in the enclosed pre-addressed, postage-paid envelope even if you are planning to attend the meeting.

I look forward to the Annual Meeting of Stockholders, and I hope you will attend the meeting or be represented by proxy.

HENRY H. GERKENS
Chairman, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
INTRODUCTION
RECORD DATE
PROXIES
PROXY SOLICITATION
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
VOTING SECURITIES
PROPOSAL NUMBER ONE -- ELECTION OF DIRECTORS
THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL
DIRECTORS OF THE COMPANY
INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES
COMPENSATION OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE OFFICERS OF THE COMPANY
Compensation Discussion and Analysis
REPORT OF THE COMPENSATION COMMITTEE
SECURITY OWNERSHIP BY MANAGEMENT AND OTHERS
PROPOSAL NUMBER TWO -- RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL
STOCKHOLDER PROPOSALS
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS
OTHER MATTERS

LANDSTAR SYSTEM, INC.
13410 Sutton Park Drive South
Jacksonville, Florida 32224

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held April 29, 2010

Notice is hereby given that the 2010 Annual Meeting of Stockholders of Landstar System, Inc., a Delaware corporation (the “Company”), will be held in the first floor conference room of the principal offices of Landstar System, Inc., at the address above, on Thursday, April 29, 2010, at 9:00 a.m., local time, for the following purposes:

(1) To elect two Class II Directors whose term will expire at the 2013 Annual Meeting of Stockholders;

(2) To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2010; and

(3) To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 9, 2010 will be entitled to notice of and to vote at the meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting at the address set forth above and during business hours from April 19, 2010 to the date of the meeting at 13410 Sutton Park Drive South, Jacksonville, Florida 32224, the Company’s corporate headquarters.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 29, 2010:

•	The proxy statement and annual report to security holders are available at www.landstar.com.

All stockholders are cordially invited to attend the meeting in person. Whether you expect to attend the Annual Meeting or not, your proxy vote is very important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada.

By Order of the Board of Directors

MICHAEL K. KNELLER
Vice President, General Counsel and Secretary

Jacksonville, Florida
March 22, 2010

IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE COMPLETED
AND RETURNED PROMPTLY

LANDSTAR SYSTEM, INC.

PROXY STATEMENT

March 22, 2010

INTRODUCTION

This Proxy Statement is furnished to the stockholders of Landstar System, Inc. (the “Company”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Company (the “Board”) to be voted at the Annual Meeting of Stockholders to be held on Thursday, April 29, 2010 at 9:00 a.m., local time (the “2010 Annual Meeting”). The 2009 Annual Report to Stockholders (which does not form a part of the proxy solicitation material relating to this Proxy Statement), including the financial statements of the Company for fiscal year 2009, is enclosed herewith (the “2009 Annual Report”). The mailing address of the principal executive offices of the Company is 13410 Sutton Park Drive South, Jacksonville, Florida 32224. This Proxy Statement, accompanying form of proxy, Notice of 2010 Annual Meeting and 2009 Annual Report are being mailed to the stockholders of the Company on or about March 22, 2010.

RECORD DATE

The Board has fixed the close of business on March 9, 2010 as the record date for the 2010 Annual Meeting. Only stockholders of record on that date will be entitled to vote at the 2010 Annual Meeting in person or by proxy.

PROXIES

Shares cannot be voted at the 2010 Annual Meeting unless the owner thereof is present in person or by proxy. The proxies named on the enclosed proxy card were appointed by the Board to vote the shares of Common Stock of the Company, par value $0.01 per share (“Common Stock”) represented by the proxy card. If a stockholder does not return a signed proxy card, his or her shares cannot be voted by proxy. Stockholders are urged to mark the boxes on the proxy card to show how their shares are to be voted. All properly executed and unrevoked proxies in the accompanying form that are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with any specification thereon, or if no specification is made, will be voted “FOR” each of the following proposals: (i) the election of the named nominees and (ii) the ratification of KPMG LLP as the independent registered public accounting firm for the Company. Each of these proposals is more fully described in this Notice of 2010 Annual Meeting. The proxy card also confers discretionary authority on the proxies to vote on any other matter not presently known to management that may properly come before the 2010 Annual Meeting.

Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same (i) upon receipt by the Company before the proxy is voted of a duly executed proxy bearing a later date, (ii) by written notice of revocation to the Secretary of the Company received before the proxy is voted or (iii) by such person(s) voting in person at the 2010 Annual Meeting.

The Board has selected BNY Mellon Shareowner Services as Inspectors of Election (the “Inspectors”) pursuant to Article I of the Company’s Bylaws, as amended and restated (the “Bylaws”). The Inspectors shall ascertain the number of shares of Common Stock outstanding, determine the number of shares represented at the 2010 Annual Meeting by proxy or in person and count all votes and ballots. Each stockholder shall be entitled to one vote for each share of Common Stock and such votes may be cast either in person or by written proxy.

PROXY SOLICITATION

The cost of the preparation of proxy materials and the solicitation of proxies will be paid by the Company. The Company has engaged Georgeson Shareholder Communications, Inc. as the proxy solicitor for the meeting for a fee of approximately $7,500 plus reasonable expenses. In addition to the use of the mails, certain directors, officers or employees of the Company may solicit proxies by telephone or personal contact. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

A description of the procedures as to how stockholders may send communications to the Board or individual Board members is included on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

VOTING SECURITIES

Shares of the Company’s Common Stock are the only class of voting securities of the Company which are outstanding. On March 9, 2010, 50,175,911 shares of Common Stock were outstanding. At the 2010 Annual Meeting, each stockholder of record at the close of business on March 9, 2010 will be entitled to one vote for each share of Common Stock owned on that date as to each matter properly presented to the 2010 Annual Meeting. The holders of a majority of the total number of the issued and outstanding shares of Common Stock shall constitute a quorum for purposes of the 2010 Annual Meeting.

PROPOSAL NUMBER ONE — ELECTION OF DIRECTORS

The Board is divided into three classes (Class I, Class II and Class III), with directors of the Board (collectively, “Directors”) in each class serving staggered three-year terms. At each annual meeting of stockholders, the terms of Directors in one of these three classes expire. At that annual meeting of stockholders, Directors are elected in a class to succeed the Directors whose terms are then expiring, with the terms of that class of Directors so elected to expire at the third annual meeting of stockholders thereafter. Pursuant to the Bylaws, new Directors elected by the remaining Board members to fill a vacancy on the Board shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class of which they have been elected expires and until such Director’s successors shall have been duly elected and qualified. There are currently six members of the Board: two Class II Directors to be elected at the 2010 Annual Meeting of Stockholders (whose terms will expire at the 2013 Annual Meeting of Stockholders), three Class III Directors whose terms will expire at the 2011 Annual Meeting of Stockholders and one Class I Director whose term will expire at the 2012 Annual Meeting of Stockholders. The Board may decide to expand the size of the Board and appoint a new director or directors in the future in accordance with the Bylaws.

The Board has nominated William S. Elston and Diana M. Murphy for election as Class II Directors. It is intended that the shares represented by the accompanying form of proxy will be voted at the 2010 Annual Meeting for the election of nominees William S. Elston and Diana M. Murphy as Class II Directors, unless the proxy specifies otherwise. Each Class II Director’s term will expire at the 2013 Annual Meeting of Stockholders. Each nominee has indicated his or her willingness to serve as a member of the Board, if elected. The Board has determined that, if he is elected to serve another term on the Board, Mr. Elston will continue to serve as the Lead Independent Director of the Board (the “Lead Independent Director”).

If, for any reason not presently known, either of William S. Elston or Diana M. Murphy is not available for election at the time of the 2010 Annual Meeting, the shares represented by the accompanying form of proxy may be voted for the election of one or more substitute nominee(s) designated by the Board or a committee thereof, unless the proxy withholds authority to vote for such substitute nominee(s).

Assuming the presence of a quorum, to be elected, a nominee must receive the affirmative vote of a plurality of the Common Stock, present, in person or by proxy, at the 2010 Annual Meeting. Abstentions from voting and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

DIRECTORS OF THE COMPANY

The following information describes the principal occupation or employment, other affiliations and business experience of each nominee named above and the other persons whose terms as Directors will continue after the 2010 Annual Meeting.

Name	Age	Business Experience

CLASS II — Nominees to serve as Directors until the 2013 Annual Meeting

William S. Elston	69	Mr. Elston has been a Director of the Company since February 1998 and was a Director of Landstar System Holdings, Inc. (“LSHI”) from February 1998 to July 2004. Mr. Elston was an Executive Recruiting Consultant from December 1999 until December 2003. He was President and Chief Executive Officer of Clean Shower, L.P. from November 1998 to December 1999. He served as Managing Director/Executive Vice President of DHR, International, an executive recruiting firm, from February 1995 to November 1998. He was Executive Vice President of Operations of Steelcase, Inc. from April 1994 to January 1995. Mr. Elston was President and Chief Executive Officer of GATX Logistics, Inc. from 1990 through March 1994.

		Mr. Elston has extensive operational and logistics experience as an executive with several firms including Steelcase, Inc., where he served as Executive Vice President of Operations, and GATX Logistics, Inc., where he served as President and Chief Executive Officer. During Mr. Elston’s service with GATX Logistics, Inc., that company, a subsidiary of GATX Corp., was the largest third-party provider in the United States of distribution and logistics support services, warehousing facilities, and related real estate services. Prior to his service with GATX Logistics, Inc., Mr. Elston served as a Senior Vice President at Frito-Lay, Inc., where his areas of responsibility included domestic manufacturing, transportation, warehousing and quality control. The Board believes Mr. Elston also complements it with his extensive experience in the field of executive recruiting, having worked in that field for several years.

Name	Age	Business Experience

Diana M. Murphy	53	Ms. Murphy has been a Director of the Company since February 1998 and was a Director of LSHI from February 1998 to July 2004. Ms. Murphy is a Managing Director of Rocksolid Holdings, LLC, a private equity firm. From 1997 to 2007, she was a Managing Director at Chartwell Capital Management Company, a private equity firm. She was Senior Vice President for The Baltimore Sun, a newspaper company, from 1992 to 1995. Ms. Murphy also serves on the Board of Directors of The Coastal Bank of Georgia, Abeome Corporation, the Georgia Research Alliance Venture Fund, College of Coastal Georgia Foundation, the Southeast Georgia Boys and Girls Club and other privately held companies.

		Ms. Murphy has extensive experience in business management having served as a Managing Director of several private equity firms, as a board member of numerous privately held portfolio companies and as an executive in the media and communications industry. The Board believes Ms. Murphy’s work across a range of private equity portfolio companies operating in different industry sectors, together with her strong background in marketing, advertising and public relations, allows her to add important perspective and experience to the Board.

CLASS III — Directors whose terms expire at the 2011 Annual Meeting

David G. Bannister	54	Mr. Bannister has been a Director of the Company since April 1991 and was a Director of LSHI from October 1988 to July 2004. Mr. Bannister is Executive Vice President and Chief Administrative Officer and Chief Development Officer of FTI Consulting, Inc., a global business consulting firm, and has held that position since June 2005. From 1998 to 2003, Mr. Bannister was a General Partner of Grotech Capital Group, a private equity and venture capital firm. Prior to joining Grotech Capital Group in May 1998, Mr. Bannister was a Managing Director at Deutsche Bank Alex Brown Incorporated.

Name	Age	Business Experience

		Mr. Bannister has broad financial and strategic experience through a long career that has involved work as an investment banker focused on the transportation sector, a private equity and venture capital investor and, today, as an executive with FTI Consulting, Inc., a global business consulting firm listed on the New York Stock Exchange. In his current capacity as a senior executive with FTI Consulting, Mr. Bannister is involved extensively with that firm’s operational strategy and international expansion, with responsibility for all administrative, budgeting and strategic growth initiatives. Earlier in his career, Mr. Bannister was a certified public accountant with Deloitte, Haskins and Sells and has extensive experience with financial reporting and auditing matters. The Board believes Mr. Bannister’s experience allows him to bring a sophisticated, diverse and seasoned business perspective to the Board.

Jeffrey C. Crowe	63	Mr. Crowe served as Chairman of the Board of the Company from April 1991 to January 4, 2010. Mr. Crowe was Chief Executive Officer of the Company from December 2001 to June 30, 2004 and President and Chief Executive Officer of the Company from April 1991 to December 2001. He was Chief Executive Officer of LSHI from June 1989 to June 30, 2004. He was Chairman of the Board of LSHI from March 1991 to June 30, 2004. He was a member of the Board of Directors of each wholly-owned direct or indirect subsidiary of the Company, other than Signature Insurance Company, until June 30, 2004. Mr. Crowe has served as a Director of the U.S. Chamber of Commerce since February 1998, serving as Vice Chairman from June 2002 until May 2003 and as Chairman from June 2003 to June 2004. Mr. Crowe has also served as a Director of the National Chamber Foundation since 1997. He served as Chairman of the National Defense Transportation Association (the “NDTA”) from October 1993 to July 2003 and has served on the National Surface Transportation Infrastructure Financing Commission since March 2007. He has served as a Director of Silgan Holdings, Inc. since May 1997, as a Director of SunTrust Banks, Inc. since April 2004 and as a Director of PSS World Medical, Inc. since March 2007.

Name	Age	Business Experience

		Mr. Crowe has extensive experience in the transportation and logistics industry having worked in this industry over the course of his entire life, including his service as Chairman and Chief Executive Officer of the Company. Mr. Crowe remains involved in the issues that affect industry and commerce in the United States through his long service and commitment to the U.S. Chamber of Commerce and affiliated organizations. Mr. Crowe also has a long history of involvement with the U.S. armed forces, through his work, among other organizations, with the NDTA.

Michael A. Henning	69	Mr. Henning has been a Director of the Company since July 2007. Mr. Henning served in various capacities with Ernst & Young from 1961 to 2000, including Deputy Chairman of Ernst & Young from December 1999 to October 2000 and Chief Executive Officer of Ernst & Young International from September 1993 to December 1999. Mr. Henning also serves on the Board of Directors of Omnicom Group, Inc. and CTS Corporation.

		Mr. Henning has extensive financial and audit experience, having served in various capacities with Ernst & Young from 1961 to 2000. In particular, in addition to serving in executive leadership roles with that firm, the Board believes Mr. Henning’s decades of experience as a partner with Ernst & Young specializing in tax matters contributes to the Board’s overall strength in financial matters. Over the course of his career, Mr. Henning also had management responsibility for the New York City office of Ernst & Young from 1985 to 1991 and the worldwide tax practice of Ernst & Young from 1991 to 1993. The Board believes Mr. Henning’s experience, particularly his service as Chief Executive Officer of Ernst & Young International, adds valuable expertise to the Board in matters involving international operations.

CLASS I — Director whose term expires at the 2012 Annual Meeting

Henry H. Gerkens	59	Mr. Gerkens was appointed Chairman of the Board effective January 4, 2010. Mr. Gerkens has been a Director of the Company and LSHI since May 2000. Mr. Gerkens has been President and Chief Executive Officer of the Company and LSHI since July 1, 2004. He was President and Chief Operating Officer of the Company and LSHI from December 2001 to June 30, 2004. Mr. Gerkens held various other positions at the Company and LSHI since 1988, including Chief Financial Officer. Mr. Gerkens is a member of the Board of Directors of each current wholly-owned direct or indirect subsidiary and majority owned subsidiary of the Company (collectively the “Subsidiaries”).

Name	Age	Business Experience

Mr. Gerkens has extensive financial and operational experience, having served in a number of executive capacities with the Company over the course of his career, including Chief Financial Officer, Chief Operating Officer and President and Chief Executive Officer. Mr. Gerkens began his career as a financial accountant with a predecessor firm to PricewaterhouseCoopers LLP, and prior to joining Landstar, served in various financial roles with a variety of other companies. Since joining Landstar in 1988, Mr. Gerkens has been instrumental in strategically leading the growth of Landstar.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

The business of the Company is managed under the direction of the Board. The Board meets on a regularly scheduled basis four times a year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings and acts by written consent when important matters require Board action between scheduled meetings.

Attendance at Annual Meetings

Each member of the Board is required to attend all meetings (whether special or annual) of the stockholders of the Company. In the case where a Director is unable to attend a special or annual stockholders meeting, such absence shall be publicly disclosed in the subsequent Proxy Statement on Schedule 14A filed by the Company with the Securities and Exchange Commission and an explanation for such absence shall be provided to the Company’s Nominating and Corporate Governance Committee. Any consideration of additional Company action, as appropriate, with respect to such absence shall be solely within the discretion of the Nominating and Corporate Governance Committee. All Board members attended the Annual Meeting of Stockholders held on April 30, 2009.

Attendance at Board Meetings

During the 2009 fiscal year, the Board held four regularly scheduled meetings, seven telephonic meetings and did not act by unanimous written consent. During the 2009 fiscal year, each Director attended 75% or more of the total number of meetings of the Board and each committee of the Board on which such Director serves.

Independent Directors

Each of David G. Bannister, William S. Elston, Michael A. Henning and Diana M. Murphy is an “independent director,” as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market (such Directors are, collectively, the “Independent Directors”). The Independent Directors of the Board held five meetings during fiscal year 2009 without the presence of management or any non-Independent Directors.

Structure and Committees of the Board

The Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Safety and Risk Committee and a Strategic Planning Committee to devote attention to specific subjects. The functions of these committees and the number of meetings held during 2009 are described below. The Board does not have an Executive Committee. In addition, the Board has established a Disclosure Committee comprised of members of management, including one employee member of the Board, to establish and maintain certain disclosure controls and procedures to ensure accurate and timely disclosure in the Company’s periodic reports filed with the Securities and Exchange Commission.

Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee consist of the four Independent Directors, with a different Independent Director serving as the Chair for each such committee. In addition, Mr. Henning, also an Independent Director, serves as the Chair of the two other committees of the Board, the Strategic Planning Committee and the Safety and Risk Committee, each of which is comprised of all six members of the Board. Moreover, the typical practice for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is to invite Messrs. Crowe and Gerkens, the two directors who do not serve on those committees, to attend all regular meetings of these three committees, excluding, in the case of Mr. Gerkens, any meetings of the Compensation Committee concerning his executive compensation arrangements.

The Independent Directors previously elected William S. Elston to serve as Lead Independent Director for such term as the Independent Directors may determine. The duties and responsibilities of the Lead Independent Director include: (i) to serve as a liaison between the Independent Directors and the other members of the Board; (ii) to preside as the chairperson at all meetings of the Independent Directors; (iii) to coordinate with the other Independent Directors of the Board to develop the agenda with respect to all meetings of the Independent Directors; (iv) to have the authority to call meetings of the Independent Directors; (v) to provide input to the Chairman of the Board on the preparation of meeting agendas and related materials for meetings of the Board; (vi) to approve the annual schedule of meetings of the Board; (vii) to ensure that the Independent Directors have adequate resources, including full, timely information necessary to enable them to perform their duties; and (viii) to communicate to management, as appropriate, the results of private discussions among Independent Directors.

On January 4, 2010, the Board elected Henry H. Gerkens as Chairman of the Board in addition to his continuing service as President and Chief Executive Officer of the Company. Mr. Gerkens succeeded the Company’s prior Chairman of the Board, Jeffrey C. Crowe, who resigned his position as Chairman of the Board on January 4, 2010 but remains a Director.

The leadership structure of the Board consists of: (i) a Chairman of the Board, who is also the Company’s President and Chief Executive Officer; (ii) a Lead Independent Director; (iii) an Independent Director serving as chair of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, with each such committee consisting solely of Independent Directors; and (iv) an Independent Director serving as chair of each of the other two committees of the Board, the Strategic Planning Committee and the Safety and Risk Committee.

The Board believes this leadership structure is appropriate for the Company as Mr. Gerkens is responsible for leading the overall strategic direction of the enterprise; however, the Independent Directors retain the decision making authority of the Board. In particular, the Independent Directors consist of (i) a majority of the members of the Board, (ii) the sole members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and (iii) a majority of members of the Strategic Planning Committee and the Safety and Risk Committee. The Board also believes that its leadership structure is supported by each of the Independent Directors serving as the chair of at least one committee of the Board, as the chair of each committee of the Board has responsibility for setting the agenda for each meeting of that committee. Mr. Elston, as Lead Independent Director, sets the agenda for the meetings of the Independent Directors. Further, the Company’s internal audit function reports directly to the Audit Committee. Finally, the Board believes that as there are no meetings of the Board or any committee of the Board at which each Independent Director is not an invited member and the Independent Directors meet regularly in executive session without Messrs. Crowe or Gerkens present, the Independent Directors have significant input regarding the Board’s agenda and information flow.

Audit Committee

The members of the Audit Committee are David G. Bannister, William S. Elston, Michael A. Henning and Diana M. Murphy, each an Independent Director.

The charter of the Audit Committee was amended and restated by the Board at the January 28, 2009 board meeting. The Charter of the Audit Committee more fully describes the purposes, membership, duties and responsibilities of the Audit Committee described herein. A copy of the Charter of the Audit Committee is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

The Audit Committee (i) appoints the independent registered public accounting firm for the Company and monitors the performance of such firm, (ii) reviews and approves the scope and results of the annual audits, (iii) evaluates with the independent registered public accounting firm the Company’s annual audit of the consolidated financial statements and audit of internal control over financial reporting, (iv) monitors the performance of the Company’s internal audit function, (v) reviews with management the annual and quarterly financial statements, (vi) reviews with management and the internal auditors the status of internal control over financial reporting, (vii) reviews and maintains procedures for the anonymous submission of complaints concerning accounting and auditing irregularities and (viii) reviews problem areas having a potential financial impact on the Company which may be brought to its attention by management, the internal auditors, the independent registered public accounting firm or the Board. In addition, the Audit Committee preapproves all non-audit related services provided by the independent registered public accounting firm and approves the independent registered public accounting firm’s fees for services rendered to the Company. During the 2009 fiscal year, the Audit Committee held four meetings and five telephonic meetings.

Compensation Committee

The members of the Compensation Committee are David G. Bannister, William S. Elston, Michael A. Henning and Diana M. Murphy, each an Independent Director.

The Compensation Committee functions include (i) reviewing and making determinations with respect to matters having to do with the compensation of executive officers and Directors of the Company and (ii) administering certain plans relating to the compensation of officers and Directors. During the 2009 fiscal year, the Compensation Committee held three meetings and one telephonic meeting.

The charter of the Compensation Committee was approved and adopted by the Board at the August 1, 2007 board meeting. The Charter of the Compensation Committee more fully describes the purposes, membership, duties and responsibilities of the Compensation Committee described herein. A copy of the Charter of the Compensation Committee is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

The Compensation Committee has full and complete discretion to establish the compensation payable to the Company’s Chief Executive Officer and the other executive officers and oversees the compensation payable to other employees of the Company. With regard to the executive officers other than the Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer. The Compensation Committee following authorization by the Board has delegated to the Company’s Chief Executive Officer authority with respect to (i) management annual salary decisions up to $150,000 per employee, (ii) the grant of up to 1,000 stock options per employee (other than Executive Officers) and (iii) the grant of up to 5,000 stock options per employee (other than Executive Officers) following consultation with the Chairman of the Compensation Committee. The Compensation Committee has otherwise not delegated to management any of its responsibilities with respect to the compensation of the executive officers of the Company, except in respect to the day to day operations of the Company’s compensation plans.

The Compensation Committee has the authority to hire and negotiate the terms of compensation for its advisers, including compensation consultants. The Compensation Committee periodically reviews the Company’s compensation programs, and when it last conducted such a review process in 2004, it retained Mercer Consulting to assist it in this process.

Compensation Committee Interlocks and Insider Participation

As noted above, the members of the Compensation Committee are David G. Bannister, William S. Elston, Michael A. Henning and Diana M. Murphy. All members of the Compensation Committee are Independent Directors, and no member is or has been an employee of the Company. During fiscal year 2009, no executive officer of the Company served as a member of the compensation committee (or its equivalent) or board of directors of another entity whose executive officer served on the Board or Compensation Committee.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are David G. Bannister, William S. Elston, Michael A. Henning and Diana M. Murphy, each an Independent Director.

The Nominating and Corporate Governance Committee functions include identifying persons for future nomination for election to the Board. During the 2009 fiscal year, the Nominating and Corporate Governance Committee held two meetings. Stockholders who wish to submit names to the Nominating and Corporate Governance Committee for consideration should do so in writing addressed to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

The Charter of the Nominating and Corporate Governance Committee was approved and adopted by the Board at the February 27, 2004 Board meeting. The Charter more fully describes the purposes, membership, duties and responsibilities of the Nominating and Corporate Governance Committee described herein. A copy of the Charter of the Nominating and Corporate Governance Committee is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance. Following the recommendation of the Nominating and Corporate Governance Committee, the Board approved revised Corporate Governance Guidelines at its December 2, 2009 meeting. The Corporate Governance Guidelines set forth, among other things, guidelines with respect to Director qualification standards and Board membership criteria, limitations on the number of public company boards on which a Director may serve, attendance of Directors at Board meetings, Director compensation, Director education, evaluation of the Company’s Chief Executive Officer and Board self-assessment. A copy of the Corporate Governance Guidelines is available on the Company’s website at www.landstar.com under Investor Relations/Corporate Governance.

The Nominating and Corporate Governance Committee oversees an annual self-evaluation conducted by the Board in order to determine whether the Board and its Committees are functioning effectively. The Nominating and Corporate Governance Committee also oversees individual Director self-assessments in connection with the evaluation of such Director every three years for purposes of making a recommendation to the Board as to the persons who should be nominated for election or re-election, as the case may be, at the upcoming annual meeting of stockholders.

The Nominating and Corporate Governance Committee considers candidates for the Board suggested by its members and other Board members, as well as management and stockholders. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for the Board based on whether or not the nominee is recommended by a stockholder. The Nominating and Corporate Governance Committee evaluates prospective nominees against a number of minimum standards and qualifications, including business experience and financial literacy. The Nominating and Corporate Governance Committee also considers such other factors as it deems appropriate, including the current composition of the Board, the balance of management and Independent Directors, the need for Audit Committee or other relevant expertise, the evaluations of other prospective nominees and other individual qualities and attributes that contribute to a broad spectrum of experience among members of the Board. The Committee then determines whether to interview the prospective nominees, and, if warranted, one or more of the members of Nominating and Corporate Governance Committee, and others as appropriate, interview such prospective nominees whether in person or by telephone. After completing this evaluation and, if warranted, interview, the Nominating and Corporate Governance Committee makes a recommendation to the Board as to the persons who should be nominated by the Board. The Board then determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.

Safety and Risk Committee

The members of the Safety and Risk Committee are Jeffrey C. Crowe, David G. Bannister, William S. Elston, Henry H. Gerkens, Michael A. Henning and Diana M. Murphy.

Effective January 26, 2010, the Safety Committee was renamed the Safety and Risk Committee. The Safety and Risk Committee functions include the review and oversight of the Company’s safety performance, goals and strategies and the Company’s enterprise-wide risk identification, policies and procedures. During the 2009 fiscal year, the Safety and Risk Committee held two meetings. The Company has also established a management risk committee, consisting of those members of executive management of the Company with ultimate responsibility for the Company’s enterprise risk management practices. The members of this committee are the President and Chief Executive Officer, the Vice President and Chief Financial Officer, the Vice President and Chief Compliance, Security and Safety Officer and the Vice President, General Counsel and Secretary. The management risk committee intends to meet on a quarterly basis to review the Company’s enterprise-wide risk identification and monitoring practices, policies and procedures. The management risk committee intends to meet with the Safety and Risk Committee at least twice annually to review and discuss enterprise risk management within the Company.

Strategic Planning Committee

The members of the Strategic Planning Committee are Jeffrey C. Crowe, David G. Bannister, William S. Elston, Henry H. Gerkens, Michael A. Henning and Diana M. Murphy.

The Strategic Planning Committee functions include the development of strategic objectives and policies and procedures to achieve the strategic objectives of the Company. The Strategic Planning Committee solicits the views of the Company’s senior management and determines strategic directions for implementation. During the 2009 fiscal year, the Strategic Planning Committee held one meeting and did not act by written consent.

COMPENSATION OF DIRECTORS

Prior to the 2010 Annual Meeting, each of the Independent Directors was paid an annual cash fee of $48,000 with no additional cash fees payable for attendance at or participation in Board or committee meetings or service as a chair of a committee of the Board. In addition, each of the Independent Directors was paid a retainer fee of $25,000 upon election or re-election to the Board. In addition, prior to 2003, Directors who were elected or re-elected to the Board at an annual stockholders meeting were granted options to purchase Common Stock of the Company under the 1994 Director’s Stock Option Plan. In 2003, the 1994 Director’s Stock Option Plan was replaced by the Director’s Stock Compensation Plan. Prior to the 2010 Annual Meeting, pursuant to the Director’s Stock Compensation Plan, each Independent Director was awarded 6,000 shares of the Company’s Common Stock, subject to certain restrictions on transfer, upon election or re-election to the Board.

Effective upon completion of the 2010 Annual Meeting, each of the Independent Directors will be paid an annual fee of $75,000 with no additional fees payable for attendance at or participation in Board or committee meetings or service as a chair of a committee of the Board. Also, Independent Directors will no longer be paid a retainer fee upon election or re-election to the Board. Directors are reimbursed for expenses incurred in connection with attending Board meetings.

In addition, effective upon the completion of the 2010 Annual Meeting, upon election or re-election to the Board for a three year term, an Independent Director will receive a grant of such number of restricted shares of Common Stock equal to the quotient of (i) $225,000 divided by the fair market value of a share of the Common Stock on the date immediately following the date of such Director’s election or re-election to the Board. Each such grant of restricted stock will vest in three equal annual installments on the first three annual anniversary dates of the Director’s election or re-election to the Board. The unvested shares of restricted stock are subject to forfeiture for the portion of the award that has not yet vested upon early departure of a Director from the Board for any reason prior to the expiration of his or her three year term.

Messrs. Crowe and Gerkens, the two Directors who are not Independent Directors, did not receive any compensation for services as a Director, for services on committees of the Board or for attendance at meetings, other than the respective compensation they each received as an employee of the Company, but both were eligible for reimbursement of expenses incurred in their capacities as Directors.

With respect to Mr. Crowe, the Company’s former non-executive Chairman of the Board, during the period from June 30, 2004 to January 4, 2010, Mr. Crowe received an annual base salary of $250,000 and was entitled to participate in all of the Company’s employee benefit plans, programs and arrangements. Effective January 4, 2010, Mr. Crowe retired from his employment with the Company and entered into a consulting agreement with the

Company, dated as of December 18, 2009, a copy of which was attached as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the year ending December 26, 2009. The consulting agreement provides, among other things, that Mr. Crowe shall provide consulting services to the Company for two years from the date of his retirement as an employee of the Company for fees of $250,000 per year. The Company has the right to terminate the consulting agreement in the event Mr. Crowe performs services for a competitor of the Company. Mr. Crowe is no longer entitled to participate in any of the Company’s employee benefit plans, programs and arrangements available to employees of the Company.

The following table summarizes the compensation paid to Mr. Crowe and the Independent Directors during 2009.

Director Compensation

	Fees Earned or	Option awards	Total
Name	Paid in Cash ($)	($)(1)	($)

David G. Bannister	48,000		48,000
Jeffrey C. Crowe	250,000		250,000
William S. Elston	48,000		48,000
Michael A. Henning	48,000		48,000
Diana M. Murphy	48,000		48,000

(1)	At December 26, 2009, Messrs. Bannister and Elston and Ms. Murphy had 27,000, 11,000 and 36,000, respectively, option awards outstanding and exercisable to purchase the Company’s Common Stock.

The Compensation Committee of the Board has established stock ownership guidelines for Directors that recommend that each Director hold a minimum of 15,000 shares of the Company’s Common Stock within five years of such Director’s initial election to the Board. At March 12, 2010, each current Director who has served five years on the Board was in compliance with the stock ownership guidelines.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee is comprised of all of the Independent Directors. The Audit Committee operates under a written charter approved by the Board.

Management is responsible for the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The independent registered public accounting firm is also responsible for auditing the Company’s internal control over financial reporting. The Audit Committee is responsible for monitoring these processes. The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance as to such financial statements concerning compliance with laws, regulations or generally accepted accounting principles or as to the independent registered public accounting firm’s independence. The Audit Committee relies, without independent verification, on the information provided to it and on presentations and statements of fact made by management, the internal auditors and the independent registered public accounting firm.

In connection with these responsibilities, as discussed elsewhere in this Proxy Statement, the Audit Committee held four meetings and five telephonic meetings during 2009. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, management, the internal auditors and the independent registered public accounting firm. The Audit Committee discussed with representatives of the independent registered public accounting firm the overall scope and plans for their audits. The Audit Committee also met with representatives of the independent registered public accounting firm, with and without management and the internal auditors present, to discuss the Company’s fiscal 2009 financial statements and the Company’s internal control over financial reporting. The Audit Committee also reviewed and discussed the December 26, 2009 financial statements with management and reviewed and discussed the status of the Company’s internal control over financial reporting with management and the internal auditors. The Audit Committee also discussed with representatives of the independent registered public accounting firm the matters required by Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance) and also received written disclosures from the independent registered public accounting firm required by the Public Company Accounting Oversight Board regarding KPMG’s independence from the Company. The Audit Committee had discussions with representatives of the independent registered public accounting firm concerning the independence of the independent registered public accounting firm under the rules and regulations governing auditor independence promulgated under the Sarbanes-Oxley Act. The Audit Committee had discussions with management and the internal auditors concerning the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the Securities and Exchange Commission.

The Board has determined that Mr. Bannister and Mr. Henning, each an independent director as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities and Exchange Act of 1934 (the “34 Act”), meet the SEC criteria of an “audit committee financial expert” under the standards established by Item 401(h)(2) of Regulations S-K under the Securities Act. Mr. Bannister’s background and experience includes serving as a Managing Director of Deutsche Bank Alex Brown Incorporated, a General Partner of Grotech Capital Group, and currently as Executive Vice President and Chief Administrative Officer and Chief Development Officer of FTI Consulting, Inc., a global business consulting firm listed on the New York Stock Exchange. In addition, Mr. Bannister was a certified public accountant employed as an audit manager at the firm of Deloitte, Haskins and Sells. Mr. Henning’s background and experience includes serving in various capacities with Ernst & Young from 1961 to 2000, including Deputy Chairman of Ernst & Young from December 1999 to October 2000 and Chief Executive Officer of Ernst & Young International from September 1993 to December 1999.

During 2009, the Audit Committee preapproved the continuation of all non-audit services to be rendered to the Company by the independent registered public accounting firm in 2009 (which services are disclosed elsewhere in this Proxy Statement) and concluded that these services were compatible with maintaining the independence of the registered public accounting firm.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm, and the Audit Committee’s review of the representations of management and the independent registered public accounting firm, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 26, 2009, filed with the Securities and Exchange Commission on February 23, 2010. The Audit Committee has also selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 25, 2010 and has recommended to the Board that this selection be presented to the stockholders for ratification.

THE AUDIT COMMITTEE

David G. Bannister, Chairman
William S. Elston
Michael A. Henning
Diana M. Murphy

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the name, age, principal occupation and business experience during the last five years of each of the current executive officers (the “Executive Officers”) of the Company. The Executive Officers of the Company serve at the discretion of the Board and until their successors are duly elected and qualified. For information regarding ownership of Common Stock by the Executive Officers of the Company, see “Security Ownership by Management and Others.” There are no family relationships among any of the Directors and Executive Officers of the Company or any of its Subsidiaries.

Name	Age	Business Experience

Henry H. Gerkens	59	See previous description under “Directors of the Company.”
James B. Gattoni	48	Mr. Gattoni has been an Executive Officer of the Company since January 2005. Mr. Gattoni has been Vice President and Chief Financial Officer of the Company since April 2007. Mr. Gattoni has also served as President of Landstar Transportation Logistics, Inc. (“Landstar Transportation Logistics”) since August 2009. Mr. Gattoni was Vice President and Co-Chief Financial Officer of the Company from January 2, 2007 to April 20, 2007. He was Vice President and Corporate Controller of LSHI from July 2000 to January 1, 2007. He was Corporate Controller from November 1995 until July 2000. He is also an officer of each of the Subsidiaries.
Michael K. Kneller	35	Mr. Kneller has been an Executive Officer of the Company since June 2005. He has been Vice President, General Counsel and Secretary of the Company since June 2005. Prior to joining the Company in 2005, Mr. Kneller was a corporate attorney at the law firm of Debevoise and Plimpton LLP. He is also an officer of each of the Subsidiaries, other than Signature.
Jim M. Handoush	48	Mr. Handoush has been an Executive Officer of the Company since January 2005. Mr. Handoush has been Vice President and Co-Chief Operating Officer of the Company since August 2009. Mr. Handoush has served as the President of Landstar Global Logistics, Inc. (“Landstar Global Logistics”) since January 2005. Mr. Handoush was President of Landstar Logistics, Inc. (“Landstar Logistics”) from July 2004 to April 2007 at which time Landstar Logistics merged with Landstar Global Logistics. Mr. Handoush was President of Landstar Express America, Inc. (“Landstar Express America”) from January 2006 to December 2007. Prior to July 2004, Mr. Handoush held various other positions within subsidiaries of the Company since 1996.

Name	Age	Business Experience

Larry S. Thomas	49	Mr. Thomas has been an Executive Officer of the Company since January 2005. He has been Vice President and Chief Information Officer of the Company since January 2005. Mr. Thomas has been Vice President and Chief Information Officer of LSHI since May 2001. He was Vice President of Research and Development of LSHI from July 2000 until May 2001. From April 1994 until July 2000, he was Director of Management Information Systems of Landstar Ligon, Inc. (“Landstar Ligon”).
Patrick J. O’Malley	51	Mr. O’Malley has been an Executive Officer of the Company since January 2008. Mr. O’Malley has been Vice President and Co-Chief Operating Officer of the Company since August 2009. Mr. O’Malley has served as President of Landstar Express America, Landstar Gemini, Inc. (“Landstar Gemini”), Landstar Inway, Inc. (“Landstar Inway”), Landstar Ligon and Landstar Ranger, Inc. (“Landstar Ranger”) since January 2008. Mr. O’Malley served as President of Landstar Transportation Logistics (formerly known as Landstar Carrier Services, Inc.) from January 2008 to August 2009. Mr. O’Malley was Executive Vice President of Operations for Landstar Gemini, Landstar Inway, Landstar Ligon and Landstar Ranger from January 2005 to December 2007. Mr. O’Malley was Vice President and Chief Safety Officer of LSHI from January 2003 to January 2005. Prior to 2003, Mr. O’Malley held various other positions within subsidiaries of the Company since 1985.
Joseph J. Beacom	45	Mr. Beacom has been an Executive Officer of the Company since January 2006. He has been Vice President and Chief Safety, Security and Compliance Officer of the Company since January 2006. Mr. Beacom has been Vice President and Chief Safety, Security and Compliance Officer of LSHI since May 2005. From March 2000 to April 2005, he was Chief Compliance Officer of LSHI. Prior to March 2000, Mr. Beacom held various positions at Landstar Inway since 1995.

Compensation Discussion and Analysis

Overall Policy

The Company’s executive compensation philosophy is designed to attract and motivate executive talent best suited to develop and implement the Company’s business strategy. These objectives are attained by tying a significant portion of each executive’s compensation to the Company’s success in meeting specified annual corporate financial performance goals and, through the grant of stock-based awards, to appreciation in the Company’s stock price. The Company’s philosophy is to recognize individual contributions while supporting a team approach in achieving overall business objectives and increasing shareholder value.

The key elements of the Company’s executive compensation consist of base salary, annual incentive payments and stock-based awards. The Company’s policies with respect to each of these elements, including the basis for the compensation awarded, are discussed below.

The Company’s philosophy is to pay annual compensation generally in cash, with long-term incentive compensation paid in the form of stock-based awards. Base salary is intended to constitute a modest percentage of total compensation. The annual incentive compensation plan is designed to pay substantial compensation for superior performance. Stock options have historically accounted for a significant portion of each Executive Officer’s total compensation. The Company awards stock options and restricted stock to its Executive Officers as a reward for the achievement of overall business objectives and to help align management’s future interests with that of the Company’s stockholders. The Company believes this approach both rewards for performance and is generally aligned with the Company’s variable cost business model.

The Compensation Committee of the Company’s Board is solely responsible for decisions with respect to the compensation of the Company’s President and Chief Executive Officer, Henry H. Gerkens. The Compensation Committee is also responsible, taking into consideration recommendations of the President and Chief Executive Officer, for decisions with respect to the compensation awarded to the other individuals whose compensation is detailed below (collectively herein referred to as the “Named Executives”), subject to review by the entire Board.

The executive compensation program is reviewed annually by the Compensation Committee. Periodically, at the Compensation Committee’s sole discretion, an independent review of the executive compensation program may be performed by outside consultants. The last such review took place during the Company’s 2004 fiscal year.

Base Salaries

Base salaries for Executive Officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual. Salary adjustments are determined by evaluating the performance of the Company and of each Executive Officer, and also take into account the assumption of new responsibilities. The financial results of the operating functions which report into an Executive Officer or for which an Executive Officer otherwise has responsibility are also considered. The base salaries of the five Named Executives are detailed in the Summary Compensation Table that follows.

Annual Incentive Compensation

The Company’s objective with respect to its Incentive Compensation Plan (the “ICP”) is to encourage the Company’s Executive Officers to achieve various financial goals linked to operating objectives for the Company’s upcoming fiscal year. These annual goals are developed as part of the Company’s budgeting process and in general are aligned with the Company’s long-term objectives with respect to earnings growth. Prior to the beginning of each annual fiscal period, the Compensation Committee reviews and approves budgeted amounts for consolidated operating income and diluted earnings per share. Once the annual budgeted goals are approved, the ICP is designed to incent management to meet and when possible to exceed their goals. An executive’s incentive compensation payment continues to increase as actual results for the fiscal year exceed budgeted amounts. As further described below, actual payments under the ICP are calculated based upon how much actual results exceed budgeted amounts, using a predetermined formula, up to the maximum annual payment per eligible participant as per the Company’s executive incentive compensation plan as approved by the Company’s stockholders. For the 2009 fiscal year, the maximum annual payment per eligible participant was $3 million.

The ICP targets for the 2009 fiscal year for Messrs. Gerkens, Gattoni and Kneller were set to a specific diluted earnings per share amount related to the Company’s annual operating budget. With respect to Patrick J. O’Malley, Vice President and Co-Chief Operating Officer and Jim M. Handoush, Vice President and Co-Chief Operating Officer, one-half of their ICP payment was based upon the Company’s achievement of a specific diluted earnings per share target. The other half of their ICP payment was based upon the achievement of budgeted consolidated operating income. The Company has met or exceeded the budgeted amount for diluted earnings per share in three of the preceding five fiscal years. The Company has met or exceeded the budgeted amount for consolidated operating income in three of the preceding five fiscal years.

The ICP targets for Messrs. Gerkens, Kneller and Gattoni for 2009 solely related to budgeted diluted earnings per share whereas the ICP targets for Messrs. O’Malley and Handoush for 2009 related in part to budgeted consolidated operating income. This is because (1) Messrs. Gerkens, Gattoni and Kneller were in positions of responsibility with respect to all of the components that affect the Company’s diluted earnings per share amounts,

(2) the Compensation Committee believes that diluted earnings per share is the primary financial measure reflecting the performance of the Company’s overall strategic direction and on that basis evaluates the performance of the Company’s Chief Executive Officer, Chief Financial Officer and General Counsel, (3) consolidated operating income reflects the performance of the functions over which each of Messrs. O’Malley and Handoush had responsibility and, as a result, achievement of budgeted consolidated operating income is considered an important component in the performance evaluation of each such Named Executive and (4) the Compensation Committee believes it is appropriate to compensate Named Executives upon achievement of Company-wide, rather than division or function specific, budgeted targets in order to focus executive management on Company-wide strategic and financial performance goals.

The ICP for the 2009 fiscal year was designed such that in the event the Company exceeded budgeted amounts of diluted earnings per share and operating income, the amount of compensation potentially payable for exceeding budgeted diluted earnings per share amounts would be greater as compared to the amount of compensation potentially payable for exceeding budgeted operating income, as further discussed herein. With respect to the portion of the ICP tied to diluted earnings per share, if the Company’s actual diluted earnings per share amount for the fiscal year had equaled budgeted diluted earnings per share after giving effect to the incentive payment, the incentive payment would have equaled 100% of the executive’s ICP percentage multiplied by such executive’s base salary (the “target”). If the Company’s actual diluted earnings per share amount for the fiscal year would have been less than the “target” amount of diluted earnings per share, no incentive payment would have been made to the Named Executives under this portion of the ICP. If actual results had exceeded the target amount, the ICP payment would have been calculated by multiplying each executive’s base salary by such executive’s ICP percentage multiplied by one plus a predetermined factor. In the event actual diluted earnings per share would have exceeded the target amount, this factor would have equaled 33 1/3 percent for each one percent actual diluted earnings per share (after giving effect to a one-time payout) exceeded target diluted earnings per share. For Named Executives whose ICP payment was only partially based on diluted earnings per share (Messrs. O’Malley and Handoush), the amount determined as described above was multiplied by 50% to reflect the weighting of that objective. With respect to the portion of the ICP for the 2009 fiscal year tied to consolidated operating income, if actual consolidated operating income for a specific fiscal quarter was equal to or greater than 90% of budgeted consolidated operating income for that quarter and greater than the actual consolidated operating income from the corresponding prior year quarter, the executive’s ICP payment would be calculated pursuant to a three-step formula: (1) actual consolidated operating income is divided by budgeted consolidated income, (2) this quotient is multiplied by the product of the executive’s base salary multiplied by such executive’s ICP percentage and (3) the resulting product is multiplied by 50% to reflect the weighting of that objective. The portion of the ICP for the 2009 fiscal year tied to consolidated operating income also includes a component tied to budgeted consolidated operating income for the fiscal year. If actual consolidated operating income for the fiscal year was equal to or greater than 90% of budgeted consolidated operating income for the fiscal year and greater than the actual consolidated operating income from the prior year, the executive’s ICP payment would be calculated pursuant to a four-step formula: (1) actual consolidated operating income is divided by budgeted consolidated income, (2) this quotient is multiplied by the product of the executive’s base salary multiplied by such executive’s ICP percentage, (3) the resulting product is multiplied by 50% to reflect the weighting of that objective and (4) amounts paid to the executive under the ICP with respect to the results of a specific fiscal quarter are deducted.

The ICP percentages for the Named Executives in 2009 were as follows: Mr. Gerkens, 100%, Mr. Gattoni, 65%, Mr. Kneller, 40%, Mr. Handoush, 60% and Mr. O’Malley, 60%. The target amount of diluted earnings per share under the ICP with respect to the 2009 fiscal year was $2.20. The target amount of consolidated operating income under the ICP (i) with respect to each quarter of the 2009 fiscal year were, respectively, $41,246,000, $53,059,000, $53,889,000 and $46,828,000 and (ii) with respect to the full 2009 fiscal year was $195,022,000. As none of the target amounts were achieved with respect to either the portion of the plan tied to diluted earnings per share or the portion of the plan tied to consolidated operating income, no payments were made to any of the Named Executives under the ICP for the 2009 fiscal year.

Under the Company’s sales incentive plan, Mr. Handoush and Mr. O’Malley, as Co-Chief Operating Officers, were eligible for an additional incentive compensation payment based upon achievement of budgeted revenue goals. The budgeted revenue goal with respect to the 2009 fiscal year was $2,827,539,000. As the budgeted revenue goal was not achieved, no payments were made under the Company’s sales incentive plan for the 2009 fiscal year.

Stock-based Awards

Under the Company’s Amended and Restated 2002 Employee Stock Option and Stock Incentive Plan (the “ESOSIP”), stock awards may be granted to the Company’s Executive Officers and certain other key employees. The Compensation Committee determines the type and number of equity awards to be granted to a Named Executive based on such Named Executive’s job responsibilities, the individual performance evaluation of such Named Executive and overall Company performance. Stock options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant. Stock options are typically granted to Named Executives once a year. In 2009, consistent with the prior year, awards to Named Executives were made on January 2, 2009, the first business day of the calendar year. The grant to Mr. Gerkens made in 2009 vests as described below. Grants to the other Named Executives made in 2009 vest on January 2, 2014, the fifth anniversary of the date of grant. Executive Officers have been granted stock options that vest 100% after a period that may range from three to five years from the date of grant or in three or five pro rata installments commencing on the first anniversary of the date of grant. Shares of restricted stock have also been granted to Named Executives under the ESOSIP. Restricted stock has been granted that vests in three or five pro rata installments commencing on the first anniversary of the date of grant or 100% after a period that may range from three to five years from the date of grant. In 2009, 10,000 shares of restricted stock were issued in the aggregate to Named Executives that vest 100% on the fifth anniversary of the date of grant. The Company believes this approach to the granting of stock awards is designed to encourage the creation of long-term stockholder value as no benefit can be realized from stock options unless the stock price exceeds the exercise price over the vesting period and the benefit realized from restricted stock varies directly with the Company’s stock price.

Stock Ownership Guidelines

The Company believes that equity interests held by management help to align the interests of stockholders and management and maximizes stockholder returns over the long term. To that end, the Compensation Committee of the Board has established stock ownership guidelines applicable to the Executive Officers of the Company. These guidelines recommend that the Chief Executive Officer of the Company hold a minimum of 50,000 shares of the Company’s Common Stock and each of the other Executive Officers of the Company hold a minimum of 15,000 shares of the Company’s Common Stock, in each case to be achieved within specified time periods.

Deferred Compensation

The Company maintains an Internal Revenue Service Code Section 401(k) Savings Plan (the “401(k) Plan”) for all eligible employees. The Company maintains a Supplemental Executive Retirement Plan (the “SERP”) for all officers, including the Named Executives, of the Company and its subsidiaries. The SERP is designed to provide officers with the option to receive the benefits - tax deferred investment of a certain percentage of the executive’s salary and a Company matching contribution on a certain portion of the executive’s contribution — that are offered under the Company’s 401(k) Plan on the portion of the executive’s salary that is not eligible to be included under the Company’s 401(k) Plan, because it is above the various limitations established in the Internal Revenue Code. Except for the elimination of the maximum salary limitations, the benefits and the investment options of the SERP are the same as the 401(k) Plan. Messrs. Gerkens, Handoush, Kneller and O’Malley have elected to participate in the SERP.

Key Executive Employment Protection Agreements and Other Severance Arrangements

The Board has approved the execution of Key Executive Employment Protection Agreements for each of the Executive Officers, to assure that each of these officers will have a minimum level of personal financial security in the context of a change in control transaction to avoid undue distraction due to the risks of job security, and to enable such officer to act in the best interests of stockholders without being influenced by such officer’s economic interests. Each agreement provides certain severance benefits in the event of a change of control of the Company. Generally, i) if on or before the second anniversary of a “change in control” (x) the Company terminates the covered executive’s employment for any reason other than for “cause” or “disability” or (y) the covered executive voluntarily terminates his employment for “good reason”, (ii) if the covered executive voluntarily terminates his employment for any reason at any time within the 60-day period beginning on the 181st day following the “change in control” or (iii) if the covered executive’s employment is terminated by the Company for any reason other than death, “disability” or “cause” or by the covered executive for “good reason”, after the execution of a definitive agreement with respect to a change in control transaction but prior to the consummation thereof and the transaction contemplated by such definitive agreement is subsequently consummated, such executive will be entitled to severance benefits consisting of a lump sum cash amount equal to a multiple of the sum of (A) the executive’s annual base salary and (B) the amount that would have been payable to the executive as an annual incentive compensation bonus for the year in which the change of control occurs, determined by multiplying his annual base salary by his total “participant’s percentage participation” established for such year under the ICP (or any successor plan thereto). The applicable multiples are: three times for Mr. Gerkens, two times for Messrs. Gattoni and Kneller, and one time for Messrs. Handoush, O’Malley and Thomas. Under his agreement, Mr. Beacom is entitled to receive one-half times his annual base salary and one time the amount that would have been payable to him as an annual incentive compensation bonus. We believe that the terms of our Key Executive Employment Protection Agreements are consistent with market practice and assist us in retaining the services of our Executive Officers. We set the severance multiples for our Executive Officers based on their position and the potential impact to their continued employment in the event of a change of control and to remain competitive within our industry. Each agreement also provides for continuation of medical benefits and for certain tax gross-ups to be made to a covered executive in the event payments to the executive are subject to the excise tax on “parachute payments” imposed under Section 4999 of the Internal Revenue Code of 1986.

The Company agreed, in a letter dated July 2, 2002, to provide Mr. Gerkens with the right to receive a cash payment in settlement of his outstanding stock options in the event his employment is involuntarily or constructively terminated by the Company in connection with a change in control. The Company entered into this agreement with Mr. Gerkens to provide Mr. Gerkens with additional personal financial security in the event of a change in control of the Company which results in or is likely to result in a termination of his employment and his ability to influence the strategic direction of the Company. A copy of this letter was attached as Exhibit 10.17 to the Annual Report on Form 10-K for the fiscal year ended December 28, 2002 and is incorporated by reference to the Company’s Annual Report on Form 10-K for the year ending December 26, 2009 as Exhibit 10.11.

The Company has also entered into an agreement with Mr. Gerkens, in various letters dated April 27, 2004, June 8, 2007, and January 2, 2008, to provide Mr. Gerkens with certain compensation and benefits in the event of his termination of employment under certain specified circumstances. The Company and Mr. Gerkens determined to amend the letter agreement on January 2, 2008 because the Company wanted to ensure that Mr. Gerkens would continue to serve as the Company’s Chief Executive Officer for five years. Under the revised agreement, Mr. Gerkens was granted 400,000 stock options on January 2, 2008 with an additional 100,000 granted on January 2, 2009. These stock options are intended to reward Mr. Gerkens for his significant contributions to the Company and to provide an incentive to Mr. Gerkens for his continued services to the Company. These 500,000 stock options will vest, subject to Mr. Gerkens’ continued employment with the Company, in three equal annual installments, on January 2, 2011, January 2, 2012 and January 2, 2013. Notwithstanding the foregoing, these 500,000 options shall also become immediately vested and exercisable in the event that the Company appoints someone other than Mr. Gerkens as its Chief Executive Officer at a time when Mr. Gerkens is employed by the Company, Mr. Gerkens resigns his employment for “good reason” (as defined in the letter agreement), or Mr. Gerkens’ employment is terminated by the Company for any reason other than for cause.

The agreement provides that in the event the Company terminated Mr. Gerkens’ employment other than for cause or disability or Mr. Gerkens terminated his employment for good reason prior to January 2, 2013, in each case at any time that Mr. Gerkens’ rights to receive severance was not governed by his Key Executive Employment Protection Agreement, the Company would pay Mr. Gerkens a lump sum severance benefit equal to two times the sum of his annual base salary and the annual bonus that would have been payable to him for the relevant period under the Company’s Executive Incentive Compensation Plan. In addition, Mr. Gerkens would be entitled to continue to receive health and welfare benefits. The agreement also provides that if Mr. Gerkens’ employment with the Company ended due to his disability or death, he, or his beneficiary, would be entitled to receive a pro rata portion of the annual bonus that would have been payable to him for the relevant period under the Company’s Executive Incentive Compensation Plan. Further, the agreement provides that in the event the Company appointed someone other than Mr. Gerkens as

Chief Executive Officer prior to January 2, 2013 at a time when Mr. Gerkens was employed by the Company or in the event Mr. Gerkens’ service to the Company as Chief Executive Officer ended on or after January 2, 2013 for any reason other than a termination as a result of which he was entitled to receive severance benefits under either his Key Executive Employment Protection Agreement or the letter agreement, a termination for cause or his death, he would provide the Company with certain consulting and advisory services during the two-year period following the end of his employment, for which he would be paid $300,000 and would be entitled to continue to receive health and welfare benefits. The agreement further provides that Mr. Gerkens would work exclusively for the Company while in its employ and not compete with the Company or solicit or hire any of its employees for a two-year period following the end of his employment as Chief Executive Officer for any reason. A copy of the letter agreement between the Company and Mr. Gerkens as in effect on December 27, 2008, dated January 2, 2008, was attached as Exhibit 99.1 to a Current Report on Form 8-K, filed by the Company on January 4, 2008.

The Company and Mr. Gerkens determined to amend this letter agreement on December 31, 2008 to comply with Section 409A of the Internal Revenue Code and to clarify and fulfill the intent of certain compensation arrangements in light of such Section 409A changes. Specifically, to effect the original intent of the letter agreement, the Company modified the terms of the 400,000 stock options granted to Mr. Gerkens on January 2, 2008, to provide that they may be exercised, in all events other than a cause termination, for two years following termination of Mr. Gerkens’ employment. The 100,000 stock options granted to Mr. Gerkens on January 2, 2009 were granted inclusive of the two year exercise provision. A copy of the letter agreement between the Company and Mr. Gerkens, dated December 31, 2008, was attached as Exhibit 99.1 to a Current Report on Form 8-K, filed by the Company on January 7, 2009, and is incorporated by reference to the Company’s Annual Report on Form 10-K for the year ending December 26, 2009 as Exhibit 10.12.

Other Benefits and Arrangements

The Company provides the Named Executives with certain other benefits and arrangements that the Company believes are reasonable and consistent with its overall compensation program to enable the Company to continue to attract and maintain highly qualified individuals in key positions. The Company pays the premium associated with term life insurance policies covering each of the Named Executives. The dollar value paid by the Company on behalf of each of the Named Executives with respect to these policies is included in the Summary Compensation Table below. The Board has approved and the Company has entered into indemnification agreements with each of the Named Executives providing each such Named Executive with a contractual obligation from the Company to indemnify such individual in connection with such individual’s service as an employee of the Company (and in the case of Mr. Gerkens, his service as a member of the Board) to the fullest extent permitted by applicable law. The Company retains discretion to provide Named Executives with the use of certain equipment in connection with their job responsibilities, including, cell phone, blackberry and other computer and communications equipment and maintenance of hook-ups for such equipment in the Named Executive’s home.

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a publicly traded company a federal income tax deduction for compensation in excess of $1 million paid to certain of its Executive Officers unless the amount of such excess is payable based solely upon the attainment of objective performance criteria. The Company has undertaken to qualify substantial components of the incentive compensation it makes available to its Executive Officers for the performance exception to non-deductibility. Stock option award grants under the Company’s ESOSIP currently meet these requirements. At the 2007 Annual Meeting, the Company received stockholder approval for the executive incentive compensation plan so that any annual awards payable thereunder (subject to certain limits) would qualify for the performance exception under Section 162(m). Under the plan as approved, the maximum annual bonus payment per participant that could be awarded is $3 million. The Company believes that tax deductibility of compensation is an important factor, but not the sole factor, to be considered in setting executive compensation policy. Accordingly, the Company generally intends to take such reasonable steps as are required to avoid the loss of a tax deduction due to Section 162(m), but the Compensation Committee reserves the right to pay amounts which are not deductible in appropriate circumstances.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Diana M. Murphy, Chair
David G. Bannister
William S. Elston
Michael A. Henning

Compensation of Named Executives.  The following table summarizes the compensation paid to (i) the Chairman of the Board, President and Chief Executive Officer, (ii) the Principal Financial Officer and (iii) the Company’s three most highly compensated Executive Officers other than the Chairman of the Board, President and Chief Executive Officer and the Principal Financial Officer (such five individuals, collectively, the “Named Executives”).

Summary Compensation Table

						Change in
						Pension Value
						and Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Occupation	Year	(1)($)	(2)($)	(3)($)	($)	(4)($)	(5)($)	($)

Henry H. Gerkens	2009	500,000	—	1,205,970	—	43,256	29,050	1,778,276
Chairman of the Board,	2008	500,000	—	4,890,120	1,051,000	—	24,039	6,465,159
President and CEO	2007	458,333	—	386,980	—	11,563	22,372	879,248
James B. Gattoni	2009	235,000	102,270	401,937	—	—	10,156	749,363
Vice President and Chief	2008	225,000	—	489,012	308,000	—	9,720	1,031,732
Financial Officer	2007	225,000	—	417,468	—	—	9,720	652,188
Michael K. Kneller	2009	206,000	102,270	334,948	—	5,952	8,631	657,801
Vice President, General	2008	206,000	—	305,633	173,000	—	8,588	693,221
Counsel and Secretary	2007	200,000	—	107,495	—	189	8,336	316,020
Jim M. Handoush	2009	210,000	72,400	334,948	—	26,373	6,966	650,687
Vice President,	2008	210,000	—	427,886	201,000	—	9,051	847,937
Co-Chief Operating Officer	2007	200,000	—	128,993	—	9,226	8,790	347,009
Patrick J. O’Malley	2009	204,167	72,400	334,948	—	2,936	9,156	623,607
Vice President,	2008	200,000	—	547,824	187,000	—	8,966	943,790
Co-Chief Operating Officer	2007	153,750	—	57,330	—	278	6,614	217,972

(1)	Amounts shown include any salary deferred at the election of the Named Executive under the Landstar 401(k) Savings Plan and/or the SERP.

(2)	Stock award amounts reflect the aggregate grant date fair value of shares of restricted Common Stock granted during each fiscal year.

(3)	Option award amounts reflect the aggregate grant date fair value of stock option grants during each fiscal year. Assumptions used in calculating the fair market value of stock options granted are included in the footnotes to the Company’s audited consolidated financial statements for the fiscal year ended December 26, 2009, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

(4)	Represents aggregate earnings during each fiscal year on investments held on behalf of the Named Executives under the SERP. Amounts exclude losses of $50,440 for 2008 for Mr. Gerkens, $818 for 2008 for Mr. O’Malley, $46,316 for 2008 for Mr. Handoush and $4,079 for 2008 for Mr. Kneller.

(5)	Amounts include contributions made by the Company under the Landstar 401(k) Savings Plan on behalf of the Named Executives, contributions made by the Company under the SERP on behalf of the Named Executives and the dollar value of term life insurance premiums paid by the Company on behalf of the Named Executives in the following amounts:

			Insurance
	401(k)	SERP	Premiums	Total

2009
Henry H. Gerkens	$9,800	$10,200	$9,050	$29,050
James B. Gattoni	9,400	—	756	10,156
Michael K. Kneller	8,240	—	391	8,631
Jim M. Handoush	6,300	—	666	6,966
Patrick J. O’Malley	8,167	—	989	9,156
2008
Henry H. Gerkens	$9,200	$10,800	$4,039	$24,039
James B. Gattoni	9,000	—	720	9,720
Michael K. Kneller	8,240	—	348	8,588
Jim M. Handoush	8,225	—	826	9,051
Patrick J. O’Malley	8,000	—	966	8,966
2007
Henry H. Gerkens	$9,000	$9,333	$4,039	$22,372
James B. Gattoni	9,000	—	720	9,720
Michael K. Kneller	8,000	—	336	8,336
Jim M. Handoush	8,000	—	790	8,790
Patrick J. O’Malley	6,150	—	464	6,614

Grants of Plan-Based Awards.  The following table illustrates the threshold, target and maximum amounts that could have been payable in respect of 2009 services under the ICP. The following table also sets forth the number of and information about stock-based awards granted in fiscal 2009 to each of the Named Executives of the Company.

Grants of Plan-Based Awards

						All Other	All Other		Grant
						Stock	Option		Date
						Awards:	Awards:	Exercise	Fair	Closing
			Estimated Future Payouts			Number of	Number of	or Base	Value of	Market
		Date of	Under Non-Equity Incentive			Shares of	Securities	Price of	Stock and	Price on
		Compensation	Plan Awards			Stock or	Underlying	Option	Option	Date of
	Grant	Committee	Threshold	Target	Maximum	Units	Options	Awards	Awards	Grant
Name	Date	Action	($)	($)	($)	(#)	(#)	($/Sh)	($/Sh)	($/Sh)

Henry H. Gerkens	January 2, 2009(1)	December 4, 2007					100,000	39.32	12.06	39.93
	December 2, 2008	December 2, 2008	500,000	500,000	3,000,000
James B. Gattoni	January 2, 2009(2)	December 2, 2008					30,000	39.32	13.40	39.93
	July 16, 2009(3)	July 14, 2009				3,000			34.09	34.30
	December 2, 2008	December 2, 2008	152,750	152,750	3,000,000
Michael K. Kneller	January 2, 2009(2)	December 2, 2008					25,000	39.32	13.40	39.93
	July 16, 2009(3)	July 14, 2009				3,000			34.09	34.30
	December 2, 2008	December 2, 2008	82,400	82,400	3,000,000
Jim M. Handoush	January 2, 2009(2)	December 2, 2008					25,000	39.32	13.40	39.93
	July 30, 2009(4)	July 29, 2009				2,000			36.20	36.37
	December 2, 2008	December 2, 2008	119,700	126,000	3,000,000
Patrick J. O’Malley	January 2, 2009(2)	December 2, 2008					25,000	39.32	13.40	39.93
	July 30, 2009(4)	July 29, 2009				2,000			36.20	36.37
	December 2, 2008	December 2, 2008	119,700	126,000	3,000,000

(1)	Stock options granted shall become exercisable as to 33,333 shares each on January 2, 2011 and January 2, 2012, and 33,334 shares on January 2, 2013.

(2)	Stock options granted shall become exercisable on January 2, 2014, provided the employee is employed by the Company on such date.

(3)	Restricted stock grant shall vest on July 16, 2014, provided the employee is employed by the Company on such date.

(4)	Restricted stock grant shall vest on July 30, 2014, provided the employee is employed by the Company on such date.

Option Exercises.  The following table sets forth the number and value of all stock options exercised during the 2009 fiscal year by each of the Named Executives. No stock awards vested during fiscal year 2009.

Option Exercises

Option Awards
Number of
	Shares Acquired	Value Realized
	on Exercise	on Exercise
Name	(#)	(1)($)

Henry H. Gerkens	96,222	1,241,379

(1)	The value realized represents the difference between the fair market value of the shares of Common Stock acquired on the date of exercise and the exercise price of the stock option. The fair market value was calculated based upon the average of the high and low bid and ask prices per share of Common Stock as reported on NASDAQ on the respective stock option exercise dates.

Outstanding Equity Awards at Fiscal Year End.  The following table sets forth the outstanding equity awards held by the Named Executives at December 26, 2009.

	Option Awards					Stock Awards
								Market
	Number of	Number of						Value of
	Securities	Securities				Number of		Shares or
	Underlying	Underlying	Option			Shares or Units		Units of
	Unexercised	Unexercised	Exercise	Option		of Stock That		Stock That
	Options	Options	Price	Expiration		Have Not		Have Not
Name	Exercisable (#)	Unexercisable (#)	($/Sh)	Date		Vested (#)		Vested ($)

Henry H. Gerkens	3,778		26.4688	7/1/2014	(1)
	51,667		37.3088	1/3/2015	(2)
	100,000		43.6600	2/2/2016	(2)
	18,000	9,000	44.3200	2/1/2017	(2)
		400,000	41.5700	1/2/2018	(3)
		100,000	39.3200	1/2/2019	(4)
James B. Gattoni	4,800		14.6207	1/2/2013	(5)	3,000	(11)	119,190
	9,440		13.1075	2/5/2013	(5)
	30,000		19.0250	1/2/2014	(6)
	20,000		37.3088	1/3/2015	(2)
	6,400	1,600	32.1300	1/27/2015	(5)
	40,000		43.6600	2/2/2016	(2)
		30,000	38.1800	1/2/2017	(7)
	8,000	32,000	41.5700	1/2/2018	(5)
		30,000	39.3200	1/2/2019	(8)
Michael K. Kneller	25,000		34.1350	6/1/2015	(2)	3,000	(11)	119,190
	40,000		43.6600	2/2/2016	(2)
	5,000	2,500	44.3200	2/1/2017	(2)
	5,000	20,000	41.5700	1/2/2018	(5)
		25,000	39.3200	1/2/2019	(8)
Jim M. Handoush	30,000		19.0250	1/2/2014	(6)	2,000	(12)	79,460
	30,000		26.4688	7/1/2014	(9)
	40,000		37.3088	1/3/2015	(2)
	6,400	1,600	32.1300	1/27/2015	(5)
	40,000		43.6600	2/2/2016	(2)
	6,000	3,000	44.3200	2/1/2017	(2)
	7,000	28,000	41.5700	1/2/2018	(5)
		25,000	39.3200	1/2/2019	(8)
Patrick J. O’Malley	3,200		14.6207	1/2/2013	(5)	2,000	(12)	79,460
	5,384		13.1075	2/5/2013	(5)
	40,000		19.0250	1/2/2014	(6)
	2,401	800	32.1300	1/27/2015	(5)
	2,400	1,600	43.6600	2/2/2016	(5)
	1,600	2,400	44.3200	2/1/2017	(5)
		40,000	41.5700	1/2/2018	(10)
		25,000	39.3200	1/2/2019	(8)

(1)	All stock options vested on December 31, 2008.

(2)	All stock options, which may represent the remaining outstanding portion of a stock option award where stock options have previously been exercised, vest at a rate of 33 1/3% per year over the first 3 years of the stock option term, which began 10 years prior to the expiration date shown.

(3)	Stock options vest as to 133,333 shares each on January 2, 2011 and January 2, 2012, and 133,334 shares on January 2, 2013.

(4)	Stock options vest as to 33,333 shares each on January 2, 2011 and January 2, 2012, and 33,334 shares on January 2, 2013.

(5)	All stock options, which may represent the remaining outstanding portion of a stock option award where stock options have previously been exercised, vest at a rate of 20% per year over the first 5 years of the stock option term, which began 10 years prior to the expiration date shown.

(6)	All stock options vested on January 2, 2009.

(7)	All stock options vest on January 2, 2012.

(8)	All stock options vest on January 2, 2014.

(9)	All stock options vested on July 1, 2009.

(10)	All stock options vest on January 2, 2013.

(11)	All unvested stock vests on July 16, 2014.

(12)	All unvested stock vests on July 29, 2014.

Nonqualified Deferred Compensation.  The following table provides the contributions, earnings and balances under the SERP as of and for the fiscal year ended December 26, 2009 for the Named Executives:

Nonqualified Deferred Compensation

					Aggregate
	Executive	Registrant	Aggregate		Balance
	Contributions	Contributions	Earnings	Aggregate	at Last
	in Last	in Last	in Last	Withdrawals/	Fiscal
	Fiscal Year	Fiscal Year	Fiscal Year	Distributions	Year End
Name	($)	($)	($)	($)	($)

Henry H. Gerkens	33,600	10,200	43,256		371,997
Michael K. Kneller			5,952		16,562
Jim M. Handoush			26,373		120,183
Patrick J. O’Malley	14,125		2,936		26,261

Eligible employees can elect to make deferred contributions to the SERP, based on a percentage of their base salary, subject to certain limitations. To the extent the employee has achieved the maximum allowable matching contribution under the Landstar System, Inc. 401(k) Savings Plan, the Company will contribute an amount equal to 100% of the first 3% and 50% of the next 2% of such contributions subject to certain limitations. Interest, earnings or appreciation (less losses and depreciation) with respect to investment balances included in the employee’s SERP account balance are credited to the employee’s investment balance. As of December 26, 2009, distributions under the SERP were payable in the same form and at the same time as distributions under the 401(k) Plan, or upon request by the employee, shortly after termination from employment. Investments in the SERP include primarily mutual funds and are valued using quoted market prices. The table below shows the investment options available to an employee under the SERP and their annual rate of return for the year ended December 26, 2009 as reported by the administrator of the SERP.

Name of Fund	Rate of Return

RidgeWorth International Equity	44.93%
MFS Research International	31.09%
Templeton Growth	30.81%
AIM Global Equity	27.47%
AIM Small Cap Growth	34.52%
RidgeWorth Small Cap Growth Stock	32.30%
Goldman Sachs Small Cap Value	27.70%
T. Rowe Price Mid Cap Growth	45.46%
Franklin Small Mid Cap Growth	43.17%
T. Rowe Price Mid Cap Value	46.68%
AIM Constellation	20.54%
MFS Massachusetts Investors Growth	40.53%
Fidelity Advisor Equity Growth	27.65%
Putnam Investors	31.17%
Vanguard 500 Index	26.49%
MFS Value A	20.50%
RidgeWorth Large Cap Core Equity I	29.00%
Goldman Sachs Large Cap Value	24.76%
Landstar System, Inc. Aggressive	26.38%
Landstar System, Inc. Moderate	20.58%
Landstar System, Inc. Conservative	13.56%
T. Rowe Price Retirement 2010	27.95%
T. Rowe Price Retirement 2020	34.19%
T. Rowe Price Retirement 2030	37.99%
T. Rowe Price Retirement 2040	39.07%
MFS Research Bond	20.71%
RidgeWorth Investment Grade Bond	6.43%
Putnam New Opportunities	31.82%
RidgeWorth Prime Quality Money Market	0.16%
American Century Income and Growth	17.58%

Potential Payment Upon Termination or Change in Control

The table below reflects the amount of compensation payable to each of the Named Executives in the event of a qualifying termination of employment in connection with a change in control or possible change in control under the Key Executive Employment Protection Agreements, as further described in the Compensation Discussion and Analysis section of this Proxy Statement as of the end of the Company’s 2009 fiscal year. The table below also reflects letter agreements between the Company and Mr. Gerkens, dated July 2, 2002 and December 31, 2008, that provide for certain severance benefits for Mr. Gerkens. Each of these letter agreements is further described in the Compensation Discussion and Analysis section of this Proxy Statement. In addition, in accordance with the provisions of the Company’s stock-based award plans, all outstanding, non-vested stock options and restricted stock are subject to accelerated vesting upon a change in control of the Company.

	Change in Control (1)	Severance (2)
Name	($)	($)

Henry H. Gerkens	3,230,933	2,014,736
James B. Gattoni	2,070,440
Michael K. Kneller	860,851
Jim M. Handoush	1,617,782
Patrick J. O’Malley	1,517,361

(1)	Change in Control amounts include severance benefits, target bonus and medical benefits under the Key Executive Employment Protection Agreements, as described further in the Compensation Discussion and Analysis, plus the intrinsic value of stock options outstanding based on the closing price of $39.73 on December 26, 2009 and assuming accelerated vesting upon a change in control of the Company, effective as of that date. The value of medical benefits for each Named Executive equals the payments that may be waived by the Company on behalf of such Named Executive for the continuation of existing coverage for up to one year under the Company’s medical benefit plans pursuant to such Named Executive’s Key Executive Employment Protection Agreement.

(2)	Severance amount includes severance and medical benefits.

SECURITY OWNERSHIP BY MANAGEMENT AND OTHERS

The following table sets forth certain information concerning the beneficial ownership of the Company’s Common Stock as of March 1, 2010 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each Director, nominee for election as a Director and Executive Officers of the Company, and (iii) all Directors and Executive Officers as a group. Except as otherwise indicated, the business address of each stockholder listed on the table below is c/o Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

		Amount and
		Nature of	Ownership
		Beneficial	Percent of
Name of Beneficial Owner	Position(s)	Ownership	Class(1)

(i)
BlackRock, Inc.(2)(3)		5,240,170	10.4%
T. Rowe Price Associates, Inc.(2)(4)		4,889,150	9.7%
(ii)
David G. Bannister(5)	Director	45,680		*
Jeffrey C. Crowe	Director	58,572		*
William S. Elston	Director and Nominee for Director	35,579		*
Michael A. Henning	Director	10,577		*
Diana M. Murphy(6)	Director and Nominee for Director	80,000		*
Henry H. Gerkens(7)	Chairman of the Board, President	301,775		*
	and Chief Executive Officer
James B. Gattoni(8)	Vice President and Chief	167,140		*
	Financial Officer
Larry S. Thomas(9)	Vice President and Chief	182,287		*
	Information Officer
Jim M. Handoush(10)	Vice President and Co-Chief	192,618		*
	Operating Officer
Michael K. Kneller(11)	Vice President, General Counsel	88,800		*
	and Secretary
Patrick J. O’Malley(12)	Vice President and Co-Chief	68,585		*

		Amount and
		Nature of	Ownership
		Beneficial	Percent of
Name of Beneficial Owner	Position(s)	Ownership	Class(1)

	Operating Officer
Joseph J. Beacom(13)	Vice President and Chief	86,380		*
	Compliance, Security and Safety Officer
(iii)
All Directors and Executive Officers as a group (12 persons)(14)(15)		1,317,993	2.6%

*	Less than 1%

(1)	The percentages are based upon 50,175,911 shares, which equals the number of outstanding shares of the Company as of March 1, 2010. With respect to the calculation of the percentages for beneficial owners who hold stock options exercisable within 60 days of March 1, 2010, the number of shares of Common Stock on which such percentage is based also includes the number of shares underlying such stock options.

(2)	In accordance with the rules of the Securities and Exchange Commission, the information set forth is based on the most recent Schedule 13G (and amendments thereto) filed by this entity.

(3)	According to its Schedule 13G filed on January 8, 2010, BlackRock, Inc. (“BlackRock”) is a parent holding company or control person and is deemed to be the beneficial owner of 5,240,170 shares of Common Stock. BlackRock has sole voting and dispositive power with respect to all 5,240,170 of such shares. The business address of BlackRock is 40 East 52nd Street, New York, NY 10022.

(4)	According to an amendment to its Schedule 13G filed on February 12, 2010, (i) T. Rowe Price Associates, Inc. (“Price Associates”) is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 4,889,150 shares of Common Stock and (ii) T. Rowe Price Small-Cap Value Fund, Inc. (“T. Rowe Small-Cap”) is an investment company registered under Section 8 of the Investment Company Act of 1940 and is deemed to be the beneficial owner of 2,610,000 shares of Common Stock. Price Associates has sole voting power with respect to 1,198,950 of such shares, no shared voting or dispositive power with respect to such shares, and sole dispositive power with respect to all 4,889,150 shares. Price Associates, however, expressly disclaims that it is, in fact, the beneficial owner of such shares. T. Rowe Small-Cap has sole voting power with respect to 2,610,000 of such shares and no shared voting or sole or shared dispositive power with respect to such shares. The business address of each of Price Associates and T. Rowe Small-Cap is 100 E. Pratt Street, Baltimore, Maryland 21202.

(5)	Includes 27,000 shares that may be acquired upon the exercise of stock options.

(6)	Includes 36,000 shares that may be acquired upon the exercise of stock options.

(7)	Includes 182,445 shares that may be acquired upon the exercise of stock options.

(8)	Includes 128,240 shares that may be acquired upon the exercise of stock options and 4,600 shares of restricted stock subject to vesting.

(9)	Includes 159,612 shares that may be acquired upon the exercise of stock options and 1,400 shares of restricted stock subject to vesting.

(10)	Includes 171,000 shares that may be acquired upon the exercise of stock options and 3,400 shares of restricted stock subject to vesting.

(11)	Includes 82,500 shares that may be acquired upon the exercise of stock options and 4,400 shares of restricted stock subject to vesting.

(12)	Includes 58,185 shares that may be acquired upon the exercise of stock options and 3,400 shares of restricted stock subject to vesting.

(13)	Includes 72,620 shares that may be acquired upon the exercise of stock options and 1,200 shares of restricted stock subject to vesting.

(14)	Represents amount of shares that may be deemed to be beneficially owned either directly or indirectly by all Directors and Executive Officers as a group.

(15)	Includes 917,602 shares that may be acquired upon the exercise of stock options and 10,000 shares of restricted stock subject to vesting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Executive Officers and Directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive Officers, Directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5 was required, the Company believes that during the fiscal year ended December 26, 2009, all reports required by Section 16(a) which are applicable to its Executive Officers, Directors and greater than ten percent beneficial owners were filed on a timely basis.

PROPOSAL NUMBER TWO —
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of KPMG LLP served as the independent registered public accounting firm for the Company for the fiscal year ended December 26, 2009. In addition to retaining KPMG LLP to audit the consolidated financial statements and the internal controls over financial reporting of the Company and its subsidiary, the Company engaged KPMG LLP to render certain tax and employee benefit audit services to the Company in fiscal year 2009 and expects to continue to do so in fiscal 2010. The aggregate fees billed for professional services by KPMG LLP in fiscal years 2009 and 2008 for services consisted of the following:

AUDIT FEES:  Fees for the audits of the financial statements and internal control over financial reporting and quarterly reviews were $917,000 for fiscal 2009 and $904,500 for fiscal 2008.

AUDIT RELATED FEES:  Fees for audits of the Company’s 401(k) plan and subsidiary audit were $63,328 and $25,000 for fiscal 2009 and 2008, respectively.

TAX FEES:  Fees for assistance with tax compliance and tax audits were $24,364 for fiscal 2009 and $10,023 for fiscal 2008.

The Audit Committee has appointed KPMG LLP to continue in that capacity for fiscal year 2010, and has recommended to the Board that a resolution be presented to stockholders at the 2010 Annual Meeting to ratify that appointment. The Board has adopted such resolutions and hereby presents it to the Company’s stockholders. A representative of KPMG LLP will be present at the 2010 Annual Meeting and will have an opportunity to make a statement and respond to questions from stockholders as appropriate.

Assuming the presence of a quorum, to be approved, this proposal must receive the affirmative vote of the holders of a majority of the Common Stock, present, in person or by proxy, at the 2010 Annual Meeting. Abstentions from voting and broker non-votes will have no effect on the outcome of this proposal.

THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL

STOCKHOLDER PROPOSALS

In accordance with regulations issued by the SEC, stockholder proposals intended for presentation at the 2011 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than November 22, 2010, if such proposals are to be considered for inclusion in the Company’s Proxy Statement. In accordance with Bylaws, stockholder proposals intended for presentation at the 2011 Annual Meeting of Stockholders that are not intended to be considered for inclusion in the Company’s Proxy Statement must be received by the Secretary of the Company not earlier than November 22, 2010 and not later than December 22, 2010. For any proposal that is not submitted for inclusion in next year’s Proxy Statement, but is instead sought to be presented directly at the 2011 Annual Meeting, SEC rules permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on February 12, 2011 and advises stockholders in the 2011 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on February 12, 2011.

In addition, in accordance with the Bylaws, stockholder proposals intended for presentation at the 2010 Annual Meeting of Stockholders that are not intended for inclusion in this Proxy Statement must be received by the Company not earlier than November 23, 2009 and not later than December 23, 2009. For any proposal that is not submitted for inclusion in this Proxy Statement, but is instead sought to be presented directly at the 2010 Annual Meeting, SEC rules permit management to vote proxies in its discretion if the Company: (1) received notice of the proposal before the close of business on February 13, 2010, and advises stockholders in this year’s Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) did not receive notice of the proposal prior to the close of business on February 13, 2010.

All proposals should be mailed via certified mail and addressed to Michael K. Kneller, Secretary, Landstar System, Inc., 13410 Sutton Park Drive South, Jacksonville, Florida 32224.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The Company and its intermediaries shall provide one copy of a proxy statement or annual report to two or more security holders who share an address in accordance with Rule 14a-3(e)(1) of the 34 Act, as amended, where consent of such security holders has been properly obtained and where neither the Company nor the intermediary has received contrary instructions from one or more of such security holders. The Company undertakes to deliver promptly upon written or oral request a separate copy of a proxy statement or annual report, as applicable, to any security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of a proxy statement or annual report by contacting the Company at the following phone number and/or mailing address:

Landstar System, Inc.
Investor Relations
13410 Sutton Park Drive South
Jacksonville, FL 32224
Phone: 904-398-9400

Security holders sharing an address can also request delivery of a single copy of a proxy statement or an annual report if they are receiving multiple copies of proxy statements or annual reports by contacting the Company at the preceding phone number and/or mailing address.

OTHER MATTERS

Management knows of no matters that are to be presented for action at the meeting other than those set forth above. If any other matters properly come before the 2010 Annual Meeting, the persons named in the enclosed form of proxy will vote the shares of Common Stock represented by proxies in accordance with their best judgment on such matters.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE
ENCLOSED PROXY CARD PROMPTLY

By Order of the Board of Directors

MICHAEL K. KNELLER
Vice President, General Counsel & Secretary

13410 Sutton Park Drive South
Jacksonville, FL 32224

THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO ANY STOCKHOLDER OF THE COMPANY WHO SO REQUESTS, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 26, 2009, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE DIRECTED TO LANDSTAR SYSTEM, INC., ATTENTION: MICHAEL K. KNELLER, SECRETARY, 13410 SUTTON PARK DRIVE SOUTH, JACKSONVILLE, FLORIDA 32224.

LANDSTAR SYSTEM, INC.
13410 SUTTON PARK DRIVE SOUTH
JACKSONVILLE, FL 32224

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James B. Gattoni and Michael K. Kneller, jointly and severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes each or both of them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Landstar System, Inc., held of record by the undersigned on March 9, 2010, at the Annual Meeting of Stockholders to be held in the offices of Landstar System, Inc., at 13410 Sutton Park Drive South, Jacksonville, Florida 32224 on Thursday, April 29, 2010, at 9:00 a.m., local time, or any adjournment or postponement thereof. None of the matters to be acted upon, each of which has been proposed by Landstar System, Inc. (the “Company”), is related to or conditioned on the approval of other matters.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 29, 2010:

The proxy statement and annual report to security holders are available at www.landstar.com.

**CONTINUED AND TO BE SIGNED ON REVERSE SIDE**

Address Change/ Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Please Mark Here for Address Change or Comments SEE REVERSE SIDE  ☐

**PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE**

VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.

1.	ELECTION OF DIRECTORS.

FOR ALL	☐	Nominees: 01 WILLIAM S. ELSTON 02 DIANA M. MURPHY

WITHHOLD FOR ALL	☐

* EXCEPTIONS	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

* Exceptions

2.	RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2010.

FOR ☐          AGAINST ☐          ABSTAIN ☐

3.	IN THEIR DISCRETION, EACH OF THE PROXIES IS AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

This proxy when properly executed will be voted in accordance with the specifications made herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL proposals.

Signature	Signature Date

NOTE:	Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.